Exhibit 3

4Q13 RESULTS

February 5, 2013

Forward looking information

This presentation contains certain forward-looking statements and information relating to CEMEX Latam Holdings, S.A. and its subsidiaries (collectively,

“CLH”) that are based on its knowledge of present facts, expectations and projections, circumstances and assumptions about future events. Many factors could cause the actual results, performance or achievements of CLH to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements, including, among others, changes in general economic, political, governmental, and business conditions globally and in the countries in which CLH and CEMEX, S.A.B. de C.V. and its subsidiaries (“CEMEX”) operate, CLH´s ability to comply with the framework agreement signed with CEMEX, CEMEX’s ability to comply with the terms and obligations of the facilities agreement entered into with major creditors and other debt agreements, CLH and CEMEX’s ability to achieve anticipated cost savings, changes in interest rates, changes in inflation rates, changes in exchange rates, the cyclical activity of the construction sector generally, changes in cement demand and prices, CLH and CEMEX’s ability to benefit from government economic stimulus plans, changes in raw material and energy prices, changes in business strategy, changes in the prevailing regulatory framework, natural disasters and other unforeseen events and various other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, estimated, expected or targeted. Forward-looking statements are made as of the date hereof, and CLH does not intend, nor is it obligated, to update these forward-looking statements, whether as a result of new information, future events or otherwise.

UNLESS OTHERWISE NOTED, ALL CONSOLIDATED AND COMBINED FIGURES ARE PRESENTED IN DOLLARS AND ARE BASED ON THE FINANCIAL STATEMENTS OF EACH COUNTRY PREPARED UNDER INTERNATIONAL FINANCIAL REPORTING STANDARDS. FOR CONVENIENCE OF THE READER, SELECTED CONSOLIDATED AND COMBINED FINANCIAL INFORMATION FOR THE YEAR 2012 AND THE

FOURTH QUARTER OF 2012 HAS BEEN PREPARED ON A PRO FORMA BASIS.

Copyright CEMEX Latam Holdings, S.A. and its subsidiaries.

RESULTS

HIGHLIGHTS

4Q13 RESULTS

Financial results summary

Net Sales Operating EBITDA (US$M) (US$M)

1,750

1,592 ƒ Double-digit growth in net sales and 633 EBITDA during 4Q13 and 2013

548 on a year-over-year 462 basis

404

158 141

2012 2013 4Q12 4Q13 2012 2013 4Q12 4Q13

Financial results summary

Operating EBITDA Margin %

+1.8pp

-0.8pp

36.2%

35.0%

34.4% 34.2%

2012 2013 4Q12 4Q13

EBITDA margin expansion of 1.8pp during 2013 vs. 2012

Adjusting for our housing solutions projects in Colombia, EBITDA margin increased by 3.0pp during 2013 vs. 2012

Financial results summary

Operating EBITDA* (US$M)

633

548 In 3 years operating EBITDA has almost doubled, on a pro-forma basis

379 EBITDA margin expansion of +6.7pp since 2010

320

(Adjusting for Housing Business in Colombia)

2010 2011 2012 2013

*EBITDA for 2010, 2011 and 2012 is shown on a pro forma basis adjusted to reflect corporate & royalties charges equivalent to 5% of net sales for the corresponding period.

CLH: volumes and prices

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Volume 2% 5% (1%) Domestic Price (USD) 1% (2%) 0% gray cement Price (LtL1) 5% 3% 0%

Volume 5% 4% (12%) Ready-mix Price (USD) 5% 3% (1%) concrete Price (LtL1) 9% 7% (1%)

Volume 8% 15% (8%)

Aggregates Price (USD) (4%) (11%) (6%)

Price (LtL1) 0% (7%) (6%)

(1)	Like-to-like prices adjusted for foreign-exchange fluctuations

We reached several volume records in our operations during 2013

Colombia in all three products

Cement and aggregates in Panama and Nicaragua

Cement in Costa Rica, in the past 5 years

CLH: volumes and prices

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Volume 2% 5% (1%) Domestic Price (USD) 1% (2%) 0% gray cement Price (LtL1) 5% 3% 0%

Volume 5% 4% (12%) Ready-mix Price (USD) 5% 3% (1%) concrete Price (LtL1) 9% 7% (1%)

Volume 8% 15% (8%)

Aggregates Price (USD) (4%) (11%) (6%)

Price (LtL1) 0% (7%) (6%)

(1)	Like-to-like prices adjusted for foreign-exchange fluctuations

Our positive pricing dynamics during 2013 vs. 2012 were supported by

Our commercial strategies

Our value-before-volume initiative

CLH: volumes and prices

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Volume 2% 5% (1%) Domestic Price (USD) 1% (2%) 0% gray cement Price (LtL1) 5% 3% 0%

Volume 5% 4% (12%) Ready-mix Price (USD) 5% 3% (1%) concrete Price (LtL1) 9% 7% (1%)

Volume 8% 15% (8%)

Aggregates Price (USD) (4%) (11%) (6%)

Price (LtL1) 0% (7%) (6%)

(1)	Like-to-like prices adjusted for foreign-exchange fluctuations

Our positive volume performance during 4Q13 vs. 4Q12 was driven by:

ƒ Strong construction activity in Colombia

ƒ Infrastructure projects in Costa Rica

ƒ Continued positive trend in ready mix in Guatemala

CLH: volumes and prices

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Volume 2% 5% (1%) Domestic Price (USD) 1% (2%) 0% gray cement Price (LtL1) 5% 3% 0%

Volume 5% 4% (12%) Ready-mix Price (USD) 5% 3% (1%) concrete Price (LtL1) 9% 7% (1%)

Volume 8% 15% (8%)

Aggregates Price (USD) (4%) (11%) (6%)

Price (LtL1) 0% (7%) (6%)

(1)	Like-to-like prices adjusted for foreign-exchange fluctuations

Cement prices remained stable in 4Q13 compared to 3Q13

Decline in our aggregates price in 4Q13 compared to 3Q13 resulted mainly from a product mix effect in Colombia

2013 Achievements

Lower variable costs in our cement operations mainly attributed to lower fuel costs and lower maintenance

Reduction in distribution expenses is driven by our initiatives to optimize our network

4Q13 vs. 4Q12

Reduction in variable cost of more than US$3 per ton of cement

2013 vs. 2012

Fuel bill declined by 10% on a per-ton-of-cement basis

2013 Achievements

2013 2010

Cement plants Ready mix plants Distribution centers

In Colombia since 2010…

We more than doubled our number of ready mix plants

We also doubled our ready mix fleet and increased by 84% the number of our cement trucks

We increased the number of our distribution centers from 4 to 8

New grinding mill on Caribbean Coast started operations late 2013

BUILDING SOLUTIONS

4Q13 RESULTS

Building Solutions—Housing

354

In Colombia

159

1,203 In 2013 we participated in the 3,000 construction of about 6,000 houses

1,430

85% of construction of these projects 616 347 completed in 2013

306

In Costa Rica and Panama

We contracted close to 1,400 houses in past years with close to 650 units already built

Building Solutions-Infrastructure

Nicaragua-“Empalme-Nejapa-Puerto-Sandino” Highway

CLH to supply 56,000 cubic meters of ready mix

This volume is equivalent to 50% of our annual volume in the country

Costa Rica – Canas to Liberia Highway

CLH to supply 150,000 tons of cement for largest road infrastructure project in the country

Colombia

5 PPP projects have been filed and are currently under review

Building Solutions: CONSTRURAMA

As of 2013, close to 290 Construramas in CLH

On a consolidated basis, more than 500 Construramas are expected by 2015

In Colombia 60% of our cement bags are being sold through the Construrama network

REGIONAL

HIGHLIGHTS

4Q13 RESULTS

Result Highlights Colombia

Colombia – Results Highlights

2012

US$ M 2013 % var 4Q13 Proforma

Net Sales 1,025 907 13% 291 Op. EBITDA 424 376 13% 119 as % net sales 41.3% 41.5% (0.2pp) 40.9%

VOLUME 2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Cement 1% 9% 3% Ready mix 8% 6% (12%) Aggregates 9% 23% (5%)

PRICE (LC) 2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Cement 5% 2% 0% Ready mix 8% 6% 0% Aggregates (2%) (11%) (8%)

4Q12

% var Proforma

235 24%

106 12%

45.1% (4.2pp)

Volume growth in all three products during 4Q13, compared to 4Q12 was driven by

Residential Sector

Industrial & Commercial Sectors

Adjusting for our housing business, EBITDA margin reached 44.1% during 2013

Colombia – Residential Sector

Residential sector during 2H13 benefited from the 100,000 free-home government-sponsored program

2014

Announced subsidies program to continue supporting construction activity

Our volumes to formal residential sector expected to grow by a mid-single digit rate

Colombia – Industrial & Commercial Sectors

I & C Building permits* 2014

+87% Warehouses ƒ Our volumes to I&C expected to grow

+74% Offices by high-single digit rate

+40% Industrial

2014

Our volumes to I&C expected to grow by high-single digit rate

*Growth Jan-Oct 2013 vs Jan -Oct 2012

Colombia-Infrastructure Sector

New Infrastructure Law approved in 2013

Goal of 300 km of

double-lane highway 2014 construction during Our volumes to infrastructure sector expected to 2014 increase by high-single digit rate

Potential use of funds under “Fondo de Regalías” by local governments

RESULTS HIGHLIGHTS PANAMA

Panama – Results Highlights

2012 4Q12

US$ M 2013 % var 4Q13 % var Proforma Proforma

Net Sales 310 290 7% 72 68 6% Op. EBITDA 139 126 10% 25 28 (9%) as % net sales 44.9% 43.5% 1.4pp 34.8% 40.7% (5.9pp)

VOLUME 2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

Positive volume & price dynamics during Cement 3% (1%) (12%) 2013 in all of our products, compared to 2012

Ready mix 0% 2% (16%)

Aggregates 4% (2%) (14%) EBITDA margin contraction in 4Q13 vs.

PRICE (LC) 2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13 4Q12 explained by higher maintenance expenses

Cement 2% 5% 1%

Expect margins to recover going forward

Ready mix 10% 11% (3%)

Aggregates 8% 5% 0%

Panama – Results Highlights

Middle-income 2014 residential

Expect positive performance in residential and and infrastructure main industrial & commercial sectors drivers of demand in 4Q13

Results Highlights Costa Rica

Costa Rica – Results Highlights

US$ M

Net Sales Op. EBITDA as % net sales

VOLUME

Cement Ready mix Aggregates

PRICE (LC)

Cement Ready mix Aggregates

2012

2013 % var 4Q13 Proforma

155 133 16% 38

69 53 31% 17

44.6% 39.6% 5.0pp 45.7%

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

8% 20% 3% (8%) (9%) (24%) (4%) (8%) (19%)

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

10% 5% (3%) 15% 13% 1% (3%) 2% (2%)

4Q12

% var Proforma

33 12%

12 40%

36.8% 8.9pp

Strong cement volume growth 4Q13 vs. 4Q12 supported by infrastructure Lower ready-mix and aggregates volumes 4Q13 vs. 4Q12 explained by:

Delays in projects like Guanacaste province

Completion of hydroelectric project

EBITDA margin expansion of 8.9pp in 4Q13 vs. 4Q12 is driven by

Higher prices in all of our three products

Lower corporate expenses

Product mix effect

Costa Rica—Summary

2014 2014

Our cement volumes to be driven by infrastructure

Our ready-mix and aggregates

volumes to benefit from:

Hotel projects in Guanacaste

Industrial & commercial and housing projects in San Jose

Results Highlights Rest of CLH

Rest of CLH—Summary

US$ M

Net Sales Op. EBITDA as % net sales

VOLUME

Cement Ready mix Aggregates

PRICE (LC)

Cement Ready mix Aggregates

2012 4Q12

2013 % var 4Q13 % var Proforma Proforma

275 277 (1%) 64 71 (9%)

77 73 6% 18 17 5%

28.0% 26.3% 1.7pp 27.6% 23.9% 3.7pp

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

(1%) (6%) 0%

1% (1%) 1% 29% (7%) (13%)

2013 vs. 2012 4Q13 vs. 4Q12 4Q13 vs. 3Q13

5% 2% (2%)

8% 5% (2%) 15% 9% (1%)

Positive pricing dynamics in 2013 vs. 2012 in all of our 3 products

EBITDA margin expansion of 3.7pp in 4Q13 vs. 4Q12 driven by improved profitability in most markets

Rest of CLH—Summary

Promising construction sector outlook:

Continuation of refinery “Supremo Sueño de Bolivar” in Nicaragua

New projects like the 253-MW Tumarin hydroelectric dam in Nicaragua

Commercial projects in Guatemala City

FREE CASH FLOW

4Q13 RESULTS

Free cash flow

January – December Fourth Quarter 2012 2012

Millions of US dollars 2013 2013

Proforma Proforma

Operating EBITDA 633 548 158 141

- Net Financial Expense 114 117 27 35

- Maintenance Capex 51 41 29 24

- Change in Working Cap 35 21 (8) (35)

- Taxes Paid 118 70 33 27

- Other Cash Items (net) 16 (8) 11 (14) Free Cash Flow after 299 307 66 104 Maint.Capex

- Strategic Capex 43 62 12 27 Free Cash Flow 256 246 54 77

During 2013 net debt was reduced by than US $250 million

2014

Guidance

4Q13 RESULTS

2014 Guidance

Volume Cement Ready-Mix Aggregates

YoY %

On a consolidated basis, we expect our

Colombia 6% 8% 6%

cement, ready-mix and aggregates volumes to increase by 3%, 5% and 2%, respectively

Panama (10%) (8%) (10%)

Maintenance capital expenditures are expected to be US$44 million

Costa Rica 6% 6% 6%

Appendix

4Q13 RESULTS

Consolidated debt maturity profile

694

Total debt as of December 31, 2013 US$ 1,381 million

US$ million

256

143 143 143

2014

2015

2016

2017

2018

Additional information on debt

Fourth Quarter Fourth Quarter Third Quarter

Millions of US dollars 2013 2012 2013

Total debt 1,381 1,633 1,424 Short-term 19% 8% 12% Long-term 81% 92% 88% Cash and cash

77 76 79 equivalents Net debt 1,304 1,557 1,345

Fourth Quarter Fourth Quarter

Currency

2013 2012

Denomination

US Dollar 98% 98% Colombian Peso 2% 2% Interest rate Fixed 81% 85% Variable 19% 15%

Definitions

Cement: When providing cement volume variations, refers to domestic gray cement operations.

LC: Local currency.

Like-to-like percentage variation (l-t-l % var): Percentage variations adjusted for investments/divestments and currency fluctuations.

Maintenance capital expenditures: investments incurred for the purpose of ensuring the company’s operational continuity. These include capital expenditures on projects required to replace obsolete assets or maintain current operational levels, and mandatory capital expenditures, which are projects required to comply with governmental regulations or company policies.

Operating EBITDA: Operating earnings before other expenses, net plus depreciation and operating amortization.

pp: percentage points.

Rest of CLH: includes Brazil, Guatemala, El Salvador and Nicaragua.

Strategic capital expenditures: investments incurred with the purpose of increasing the company’s profitability. These include capital expenditures on projects designed to increase profitability by expanding capacity, and margin improvement capital expenditures, which are projects designed to increase profitability by reducing costs.

Presentation of pro forma financial information

For convenience of the reader, and in order to present comprehensive comparative operating information for the three and twelve-month periods ended December 31, 2013, CLH prepared pro forma selected consolidated income statement information for the three and twelve-month periods ended December 31, 2012, intended in all cases and to the extent possible, to present the operating performance of CLH on a like-to-like basis.

Pro forma 2012 and fourth quarter 2012: CLH selected consolidated income statement information for the three and twelve-month periods ended December 31, 2012, was determined by reflecting the original results of the operating subsidiaries for the three and twelve-month periods ended December 31, 2012. In addition, in connection with the 5% corporate charges and royalties agreement entered into by CLH with CEMEX and that was executed during the last quarter of 2012 with retroactive effects for full year 2012, the consolidated pro forma condensed income statement information of CLH for the three and twelve-month periods ended December 31, 2012 was adjusted to reflect the 5% consolidated corporate charges and royalties.

Volumes and prices

CLH changes in volumes and prices, presented for convenience of the reader, consider volumes and average prices on a pro forma basis for the twelve-month period ended December 31, 2012.

Contact information

Calendar of Events

29-Apr-14

Investor Stock 1Q14 Earnings Report and Conference Call

Relations Information 17-Jul-14

Colombian Stock 2Q14 Earnings Report and Conference Call Patricio Treviño Garza Exchange: Phone: CLH 22-Oct-14 +57(1) 603-9823 3Q14 Earnings Report and Conference Call E-mail: patricio.trevinog@cemex.com

4Q13 RESULTS

February 5, 2013